Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2024, with respect to the consolidated financial statements included in the Annual Report of MIND C.T.I. Ltd. on Form 20-F for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of MIND C.T.I. Ltd. on Forms S-8 (File No. 333-181383; File No. 333-117054; File No. 333-100804 and File No. 333-54632).

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel Aviv, Israel

March 18, 2024